UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2008
VERAZ NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
926 Rock Avenue, Suite 20
San Jose, California 95131
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 750-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 14, 2008, the Board of Directors of Veraz Networks, Inc. (“Veraz”) appointed William R. Rohrbach to the position of Veraz’s Vice President of Worldwide Sales. On July 17, 2008, Veraz issued a press release announcing the appointment of Mr. Rohrbach. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
William R. Rohrbach, age 59, joined Veraz in August 2007 as Vice President of Strategy and Business Development before being appointed as Vice President of Worldwide Sales. From December 2004 to August 2007, Mr. Rohrbach was Vice President and Key Account Manager at LM Ericsson, a provider of handsets and infrastructure for wireless technologies. From October 2003 through November 2004, Mr. Rohrbach was Vice President, North American Sales and Service for Terayon, Inc., a network communications company. From September 2002 through September 2003, Mr. Rohrbach was Vice President, Major Wireless Accounts for Somera Communications, Inc., a telecom asset management firm. From October 2001 to August 2002, Mr. Rohrbach was the Vice President of Global Sales for Evolving Systems, Inc., a provider of service provisioning, business service management and customer service solutions for finance, telecommunications and IT-dependent businesses. Prior to joining Evolving Systems, Mr. Rohrbach held various positions at Lucent Technologies and AT&T Inc.
Mr. Rohrbach’s offer letter, entered into on August 1, 2007 (which will be amended as part of his new role upon compensation committee approval), provided that Mr. Rohrbach will be employed by Veraz “at will” and contains the following additional terms:
     1. he will receive an annual salary of $225,000;
     2. he will be eligible for an annual incentive bonus equal to $125,000. The Board of Directors and the Chief Executive Officer will have the sole discretion to determine whether he has earned any bonus and to determine the amount of any such bonus. If Mr. Rohrbach leaves Veraz for any reason prior to the bonus being paid, no pro rata bonus will be earned;
     3. he will receive restricted stock units for 35,000 shares of Veraz’s common stock, with a four-year vesting schedule; provided, that, if his employment with Veraz is terminated by Veraz without cause or he resigns for good reason, in each case within 12 months of a change of control, vesting on the shares subject to the restricted stock units shall be accelerated in full; and
     4. in the event Veraz terminates his employment without cause or he resigns for good reason, Veraz will pay a lump sum severance payment equal to six months of his base salary then in effect.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated July 17, 2008, Announcing the Appointment of William Rohrbach as Vice President of Worldwide Sales.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Veraz Networks, Inc.
Dated: July 18, 2008	By:	/s/ Eric C. Schlezinger
Eric C. Schlezinger,
Assistant Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release, dated July 17, 2008, Announcing the Appointment of William Rohrbach as Vice President of Worldwide Sales.